Exhibit 8.1

List of Subsidiaries and Associates

p.
● America International Airports, LLC	USA
● Yokelet S.L.U.	Spain
● ACI Airports Italia S.A.	Spain
● ACI Airport Sudamérica S.A.	Spain
● ACI do Brasil S.A.	Brazil
● Inframérica Participaçoes S.A.	Brazil
● Armenia International Airports C.J.S.C.	Armenia
● Cedicor S.A.	Uruguay
● Abafor S.A.	Uruguay
● Cerealsur S.A.	Uruguay
● CAAirports International Services S.A.	Uruguay
● Dicasa Spain S.A.	Spain
● Corporación Aeroportuaria S.A.	Argentina
● Inframerica Concessionária do Aeroporto de Brasilia S.A.	Brazil
● Terminal de Cargas Uruguay S.A.	Uruguay
● Corporación América S.A.	Argentina
● Consorcio Aeropuertos Internacionales S.P.A.	Uruguay
● Puerta del Sur S.A.	Uruguay
● Corporación América Italia S.P.A.	Italy
● Terminal Aeroportuaria de Guayaquil S.A.	Ecuador
● Aeropuerto Ecológico de Galápagos S.A.	Ecuador
● Cedicor Sucursal Ecuador S.A.	Ecuador
● Corporación América Sudamericana S.A.	Panama
● Toscana Aeroporti S.p.A.	Italy
● Alatoscana Spa	Italy
● Jet Fuel Co. S..R.L	Italy
● Parcheggi Peretola S.R.L.	Italy
● Toscana Aeroporti Engineering S.R.L.	Italy
● Toscana Aeroporti Handling S.R.L.	Italy
● A.C.Quasarda S.c.a.r.l Toscana Aeroporti Costruzioni S.r.l	Italy Italy
● Corporación América Sudamérica Suc. Ecuador	Ecuador
● Aerocombustibles Argentinos S.A.	Argentina
● Aeropuerto de Bahía Blanca S.A.	Argentina
● Aeropuerto del Neuquén S.A.	Argentina
● Aeropuertos Argentina 2000 S.A.	Argentina
● Enarsa Aeropuertos S.A.	Argentina
● Paoletti américa S.A.	Argentina
● Texelrio S.A.	Argentina
● Servicios y Tecnología Aeroportuaria S.A.	Argentina
● Cargo & Logistics S.A.	Argentina

Company
● Villalonga Furlong S.A.	Argentina
● Caminos del Paraná S.A.	Argentina
● Corporandino S.A.	Perú
● Sociedad Aeroportuaria Kuntur Wasi.S.A.	Perú
● Anabe ITG, S.L.	Spain
● Sinatus S.A.	Uruguay
● Corporacion Africa Airports Nigeria Limited	Nigeria
● Abuja Airport Concession Company Limited	Nigeria
● Kano Airport Concession Company Limited	Nigeria
● Barnsley ITG, S.L.U	Spain
● Aeroasist Handling SAU	Argentina
● Navinten S.A.	Uruguay